UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2006

MGN Technologies Inc.

(Exact name of Registrant as specified in charter)

British Columbia	00-50919	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

314 – 837 West Hastings Street

Vancouver, British Columbia V6C 3N6

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604) 602-9596

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

On January 19, 2006, Telford Sadovnick, P.L.L.C. (“Telford”) was dismissed as the independent registered public accounting firm for MGN Technologies Inc. (formerly Tryx Ventures Corp.) (the “Company”).

The Company’s balance sheet as at March 31, 2004 and the statements of operations, stockholders equity and cash flows for the year ended March 31, 2004 was reported by Morgan and Company.  The Form 8-K regarding the change of auditors from Morgan and Company to Telford was filed on June 9, 2005 with the SEC.

Telford’s report dated July 12, 2005, on the Company’s balance sheet as at March 31, 2005 and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the period from December 23, 1999 (inception) to March 31, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except that the report included a separate paragraph expressing substantial doubt regarding the ability to continue as a going concern.

In connection with the audited balance sheet as at March 31, 2005 and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the period from December 23, 1999 (inception) to March 31, 2005, through to January 19, 2006 there have been no disagreements with Telford on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Telford, would have caused them to make reference thereto in their report on the financial statements for such year.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company, by resolution of its Board of Directors, has requested that Telford provide a letter addressed to the Securities and Exchange Commission stating whether or not Telford agrees with the above statements.  A copy of the letter, dated January 19, 2006 is filed as Exhibit 16.1 to this Form 8-K.

Pursuant to Item 304(a)(2) of Regulation S-K, the Company, effective February 3, 2006, engaged BDO Dunwoody, LLP (“BDO”) located at 600 - 925 West Georgia Street, Vancouver, British Columbia V6C 3L2, as the principal independent registered public accounting firm to audit the Company’s financial statements.

On October 25, 2005, MGN Technologies Inc. (formerly Tryx Ventures Corp.) completed a share exchange transaction with the former shareholders of Ignition Technologies Inc. (Ignition Technologies). Pursuant to the share exchange transaction, Tryx Venture Corp. issued 4,500,000 shares of common stock to the former shareholders of Ignition Technologies in exchange for all of the outstanding shares of common stock of Ignition Technologies. Upon completion of the share exchange transaction, the former shareholders of Ignition Technologies own approximately 60% of the issued and outstanding shares of our company. The share exchange is deemed to be a reverse acquisition for accounting purposes. Ignition Technologies, the legal acquired entity, is regarded as the predecessor entity as of October 25, 2005.  BDO was appointed as the independent registered public accounting firm of Ignition Technologies, the legal acquiree and accounting acquirer of the reverse acquisition on July 11, 2005. Since its appointment on June 7, 2005 to its dismissal on January 19, 2006, Telford was the principal independent registered public accounting firm of MGN Technologies Inc. (formerly Tryx Ventures Corp.), the legal acquirer and accounting acquiree of the reverse acquisition.

As a result of the reverse acquisition, BDO, the independent registered public accounting firm of the accounting acquirer, is engaged to be the independent registered public accounting firm of the Company effective February 3, 2006.  Prior to engaging BDO as the independent registered accounting firm of Ignition Technologies on July 11, 2005, Ignition Technologies, the predecessor entity, has not consulted BDO regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGN TECHNOLOGIES INC.

/s/ Mark Jensen

___________________________

Mark Jensen, President and CEO

Dated:  February 6, 2006